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EXHIBIT 23

STIFEL FINANCIAL CORP.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-60516 on Form S-8 of our report dated June 1, 2001 appearing in this Annual Report on Form 11-K of Stifel, Nicolaus Profit Sharing 401(k) Plan for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

June 27, 2001

St. Louis, Missouri